Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On March 10, 2017, Ameri Holdings, Inc. (the ''Company,'' ''we,'' ''our'' or ''us'') completed the acquisition of ATCG Technology Solutions, Inc. (“ATCG”). The accompanying unaudited pro forma condensed consolidated combined balance sheets as of December 31, 2016 presents our historical financial position combined with ATCG as if the acquisition and the financing for the acquisition had occurred on December 31, 2016. The accompanying unaudited pro forma condensed consolidated combined statements of operations for the fiscal year ended December 31, 2016 present the combined results of our operations with ATCG as if the acquisition and the financing for the acquisition had occurred on December 31, 2016. The historical unaudited pro forma condensed consolidated financial information includes adjustments that are directly attributable to the acquisition, factually supportable and with respect to the statement of operations are expected to have a continuing effect on our combined results. The unaudited pro forma condensed consolidated combined financial information does not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, or any revenue, tax, or other synergies that may result from the acquisition. The unaudited pro forma condensed consolidated combined financial information and related notes are being provided for illustrative purposes only and are not necessarily indicative of what our financial position or results of operations actually would have been had we completed the acquisition at the dates indicated nor are they necessarily indicative of the combined company's future financial position or operating results of the combined company.

The accompanying unaudited pro forma condensed consolidated combined financial information and related notes should be read in conjunction with our consolidated financial statements for year ending December 31, 2016 and ATCG audited financial statements as of and for the years ended December 31, 2016.

We prepared the unaudited pro forma condensed consolidated combined financial information pursuant to Regulation S-X Article 11. Accordingly, our cost to acquire ATCG of approximately $8.75 million has been allocated to the assets acquired and liabilities assumed according to their estimated fair values at the date of acquisition. Any excess of the purchase price over the estimated fair value of the net assets acquired has been recorded as goodwill. The preliminary estimates of fair values are reflected in the accompanying unaudited pro forma condensed consolidated combined financial information. The final determination of these fair values will be completed as soon as possible but no later than one year from the acquisition date. The final valuation will be based on the actual fair values of assets acquired and liabilities assumed at the acquisition date. Although the final determination may result in asset and liability fair values that are different than the preliminary estimates of these amounts included herein, it is not expected that those differences will be material to an understanding of the impact of this transaction to our financial results.

Exhibit 99.2 -- Page 1

Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2016

	Ameri Holdings, Inc.	ATCG Technology Solutions, Inc.	Combined Historical		Pro Forma Adjustments	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,379,887	165,348	1,543,435			1,543,435
Accounts receivable	8,059,910	787,812	8,847,722			8,847,722
Other current assets	542,237	487,852	1,030,089			1,030,089
Total current assets	9,982,034	1,439,212	11,421,246			11,421,246

Investments	82,908		82,908	(1)	8,784,533	82,908
				(2)	(8,784,533)
Fixed assets	100,241	27,721	127,962			127,962

Intangible assets-net	8,764,704	1,027,500	9,792,204	(2)	3,750,000	13,542,204

Goodwill	17,089,076		17,089,076	(2)	3,746,012	20,835,088

Deferred Income Tax Asset	3,488,960	(679)	3,488,281			3,488,281

TOTAL ASSETS	$39,507,923	2,493,754	42,001,677		7,496,012	49,497,689

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	$5,130,817	351,144	5,481,961			5,481,961
Line of credit	3,088,890		3,088,890			3,088,890
Other accruals and current liabilities	2,165,088	850,148	3,015,236			3,015,236
Current portion of long term notes	405,376		405,376			405,376
Consideration payable – Cash	1,854,397		1,854,397	(1)	1,875,000	3,729,397
Consideration payable – Equity	64,384		64,384	(1)	3,863,379	3,927,763
Total current liabilities	12,708,952	1,201,292	13,910,244		5,738,379	19,648,623

Long-term liabilities
Long term Notes – Net of current portion	1,536,191		1,536,191			1,536,191
Long term consideration payable – Cash	2,711,717		2,711,717	(1)	1,875,000	4,586,717
Long term consideration payable – Equity	10,887,360		10,887,360	(1)	1,171,154	12,058,514
Total long-term liabilities	15,135,268		15,135,268		3,046,154	18,181,422

Stockholder's equity:
Common Stock	138,860	8,563	147,423	(2)	(8,563)	138,860
Preferred stock	3,636	17,532	21,168	(2)	(17,532)	3,636

Additional paid-in capital	15,358,839	8,000,561	20,105,701	(2)	(8,000,561)	15,358,859
Accumulated deficit	(3,833,588)	(6,738,135)	(10,571,723)	(2)	6,738,135	(3,833,588)
Accumulated Other Comprehensive Income(Loss)	(7,426)	(2,200)	(9,626)			(7,426)
Non-Controlling Interest	3,382	3,941	7,323			7,323
Total stockholder's equity	11,663,703	1,292,462	12,956,165		(1,288,521)	11,677,869

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$39,507,923	2,493,754	42,001,677		7,496,012	49,497,689

Pro Forma Adjustments

(1)	To record the investment in ATCG this entry debits investments and credits the liabilities of consideration payable in cash and equity.
(2)	To eliminate the investment in ATCG by eliminating pre-acquisition profits and equity.

See notes attached to the proforma financial statements

Exhibit 99.2 -- Page 2

AMERI HOLDINGS, INC.
Unaudited Pro Forma Combined Statement of Operations
For the year ended December 31, 2016

	Ameri Holdings, Inc.	ATCG Technology Solutions Inc.	Combined Historical	Pro Forma Adjustments	Pro Forma Combined
Revenue	$36,145,589	5,968,330	42,113,919		42,113,919
Cost of revenue	29,608,932	4,443,335	34,052,267		34,052,267
Gross profit
Operating expenses:
Selling and marketing expenses	417,249	48,258	465,507		465,507
General and administration expenses	8,552,966	2,540,820	11,093,786		11,093,786
Acquisition related expenditure	1,585,136		1,585,136		1,585,136
Depreciation and Amortization	1,361,169	8,386	1,369,555		1,369,555
	11,916,520	2,598,150	14,514,670		14,514,670
Income before other income / (expenses)	(5,379,863)	(1,072,469)	(6,452,332)		(6,452,332)

Net Interest expense	(751,704)	(4,664)	(755,738)		(755,738)
Other income (expense)	16,604	15,000	31,604		31,604
Changes due to estimate correction	(410,817)		(410,817)		(410,817)
Loss on sale of fixed assets		1,736	1,736		1,736

Net income before income tax	(6,525,150)	(1,060,397)	(7,585,547)		(7,585,547)
Provision for income taxes	3,747,846	(687)	3,747,159		3,747,159

Net Income (loss)	(2,777,304)	(1,061,084)	(3,841,859)		(3,838,338)

Unrealized foreign currency translation income	(7,426)	(2,200)	(9,626)		(9,626)
Non-controlling Interest	(3,382)	5,112	1,730		1,730

Net and comprehensive income for the period	$(2,788,112)	(1,058,172)	(3,846,284)		(3,846,284)

See notes attached to the proforma financial statements

Exhibit 99.2 -- Page 3

Note 1 — Basis of presentation

The unaudited pro forma condensed combined financial statements are based on Ameri Holdings, Inc. (the "Company") and ATCG Technology Solutions Inc. ("ATCG”) historical consolidated financial statements as adjusted to give effect to the acquisition of ATCG by the Company. The unaudited pro forma combined statements of operations for the year ended December 31, 2016 give effect to the ATCG acquisition as if it had occurred on December 31, 2016.

Note 2 — Preliminary purchase price allocation

On March 10, 2017, the Company acquired ATCG for total consideration of approximately $8.75 million. The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of ATCG based on management's best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The following table shows the preliminary allocation of the purchase price for ATCG as December 31, 2016 to the acquired identifiable assets, liabilities assumed and pro forma goodwill:

December 31, 2016
Total purchase price	$8,784,533

Cash and cash equivalents	163,548
Accounts receivable	787,812
Deposit and other expense	487,852
Tangible Assets	27,752
Intangible Asset	1,027,500
Other - Customer Lists	3,750,000
Total identifiable assets	6,244,464

Accounts payable and accrued expenses	1,205,943
Taxes Payable	-
Other payable	-
Total liabilities assumed	1,205,943

Net assets acquired	5,038,251

Total pro forma goodwill	$3,746,012

Note 3 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the pro forma condensed combined balance sheet:

(1) Reflect the investment in a subsidiary and the payment of the purchase price; and

(2) Reflect the preliminary estimate of goodwill, which represents the excess of the purchase price over the fair value of ATCG identifiable assets acquired and liabilities assumed as shown in Note 2.

Exhibit 99.2 -- Page 4